Exhibit 99.1
PEARSON plc
EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Pearson plc Employee Stock Purchase Plan (the “Plan”), as adopted by the Board of Directors of the Company (the “Board”) and subsequently approved by the shareholders of Pearson plc (the “Company”) on May 12, 2000, is to encourage and facilitate the ownership of ordinary shares of the Company by eligible employees of the Company’s U.S. Subsidiaries. The Board believes that employee participation in ownership will be to the mutual benefit of the employees and the Company. This amendment and restatement of the Plan, effective July 1, 2010, amends the treatment of a Participant’s Stock Purchase Account in the event of the Participant’s voluntary withdrawal from the Plan and conforms the Plan’s terms to current administrative practice. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.
     2. Definitions. Terms not otherwise defined herein shall have the meaning set forth below:
     “Code” means the Internal Revenue Code of 1986, as amended, and the rulings issued and regulations promulgated thereunder.
     “Committee” means the Administrative Committee for the Benefit Plans of Pearson Inc., or its successor.
     “Compensation” means, with respect to any paycheck, either (i) the portion thereof representing the gross remuneration paid for services rendered, or (ii) the portion thereof representing base salary or regular wages, as determined by the Committee.
     “Eligible Employee” means an Employee who is employed on an Offering Date; provided that such Employee customarily works (i) more than 20 hours per week and (ii) at least five months during a calendar year.
     “Employee” means each individual who is an employee of a U.S. Subsidiary for purposes of federal tax withholding; provided, however, that the term Employee shall not include any individual (i) who for purposes of Section 423(b)(3) of the Code, is deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or (ii) who is on an approved leave of absence that has exceeded 90 days and whose right to reemployment is not guaranteed either by statute or by contract.
     “Market Value” means the last sales price of a Share or, if unavailable, the average of the closing bid and asked prices per Share at the end of regular trading on such date (or, if there was no trading or quotation in the Shares on such date, on the next preceding date on which there was trading or quotation) as provided by the United States national securities exchange or interdealer quotation system on which the Shares are listed or quoted.
     “Offering” means each separate offering of Shares under the Plan that occurs during each Offering Period.
     “Offering Date” means the date on which each Offering Period is to commence, as determined by the Committee; provided, however, that no Offering Period shall commence prior to the time the Shares are listed for trading on a United States national securities exchange or interdealer quotation system.
     “Offering Period” means a period of such duration as determined by the Committee; provided, however, that the duration of an Offering Period shall not exceed (i) 27 months, where the Purchase Price is set by reference to the lower of the Market Price on the Offering Date or the Purchase Date, or (ii) five years, where the Purchase Price is set solely by reference to the Market Price on the Purchase Date. Offering Periods may run consecutively or may overlap, as determined by the Committee.
     “Participant” means each Eligible Employee who elects to participate in the Plan.
     “Purchase Agreement” means the document prescribed by the Committee pursuant to which an Eligible Employee has enrolled to be a Participant for an Offering Period.
     “Purchase Date” means the last day of each Offering Period, and such interim dates, as determined by the Committee, on which Shares are purchased pursuant to the Plan.
     “Purchase Price” shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee; provided, however, that the Purchase Price shall not be less than 85% of the Market Value on the (i) Offering Date, or (ii) Purchase Date, whichever is lower.
     “Share” means an ordinary share of the Company, that, at the election of the Committee, may be in the form of an American Depository Receipt (“ADR”) representing an ordinary share.
     “Stock Purchase Account” means a noninterest bearing bookkeeping entry established by the Company or a U.S. Subsidiary, which shall record all amounts deducted from a Participant’s Compensation or otherwise contributed by the Participant for the purpose of purchasing Shares for such Participant under the Plan, reduced by all amounts applied to the purchase of Shares for such Participant under the Plan. Neither the Company nor any U.S. Subsidiary shall be required to segregate or set aside any amounts so deducted or contributed, and such bookkeeping entry shall not represent an interest in any assets of the Company or a U.S. Subsidiary. All deducted or contributed amounts shall remain part of the general assets of the Company or a U.S. Subsidiary until they are applied to purchase Shares under the Plan, and until such time may be used for any corporate purpose.

     “U.S. Subsidiary” shall mean a corporation incorporated in any state of the United States that is described in Section 424(f) of the Code with respect to the Company and that has, with the permission of the Board or the Committee, adopted the Plan.
     3. Administration.
     (a) The Plan shall be administered by the Committee which shall have the authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. In administering the Plan, the Committee shall ensure that all Eligible Employees have the same rights and privileges, to the extent required under Section 423(b)(5) of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its U.S. Subsidiaries, Participants, and any person claiming any rights under the Plan from or through any Participant, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The Committee may delegate to officers or employees of the Company or its U.S. Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.
     (b) Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its U.S. Subsidiaries, the Company’s independent certified public accountants or any consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
     4. Eligibility and Participation.
     (a) During each Offering, each Eligible Employee shall be eligible to participate in the Plan.
     (b) Each Eligible Employee may elect to participate in an Offering by completing a Purchase Agreement at such time and in such form as determined by the Committee.
     (c) Unless otherwise determined by the Committee, the purchase of Shares under the Plan shall be funded solely through payroll deductions on an after-tax basis accumulated during the Offering Period. In a Purchase Agreement, an Eligible Employee shall designate the amount of Compensation to be deducted from each paycheck, subject to such maximum limit as may be set by the Committee on a uniform basis. Such payroll deductions shall be credited to the Participant’s Stock Purchase Account, and shall accumulate without interest thereon. Increases or decreases to a Participant’s rate of payroll deduction during an Offering Period may be permitted in the discretion of the Committee, based on uniform rules to be established by the Committee.
     (d) Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Committee at such time in advance as the Committee may specify. In the event of such a withdrawal, the amount, if any, standing to the credit of the Participant in his Stock Purchase Account shall be used to purchase Shares on the next Purchase Date in accordance with Section 5.
     (e) If a Participant ceases to be employed by the Company or a U.S. Subsidiary during an Offering Period for any reason (including, without limitation, the Participant’s death or retirement), participation in the Plan shall cease and the entire amount, if any, standing to the Participant’s credit in his Stock Purchase Account shall be returned to him or his legal representative (without interest). To the extent provided by the Committee, if a Participant remains employed by the Company or a U.S. Subsidiary, but ceases to be an Eligible Employee, he may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may participate thereafter only if he again becomes an Eligible Employee.
     5. Purchase of Shares. Subject to Section 6, on any Purchase Date, there shall be purchased on behalf of each Participant that number of Shares which equals the amount then credited to each Participant’s Stock Purchase Account divided by the Purchase Price (rounded down to the nearest whole Share). Any amounts not so applied (i.e., that would result in a fractional Share) shall remain in the Participant’s Stock Purchase Account.
     6. Limitations.
     (a) The aggregate number of Shares that may be purchased under the Plan shall not exceed 30 million. Shares delivered to a Participant upon purchase may, at the Company’s discretion, either be newly issued directly from the Company from its authorized but unissued Shares or acquired by open market purchase on behalf of the Participant; provided, however, that notwithstanding the first sentence of this Section 6(a), the maximum number of Shares that may be newly issued pursuant to the Plan on any given date shall not exceed (x) minus (y), where (x) equals 10% of the total outstanding Shares on such date, and (y) equals the number of Shares newly issued under the Plan and each other share incentive or option plan approved by the Company within the ten years preceding such date, plus the number of Shares placed under all awards outstanding on such date under the Plan or any such other plan which may lead to a new issue of Shares.
     (b) The aggregate number of Shares that may be purchased by any Participant with respect to any one Offering Period shall not exceed 25,000.
     (c) No Eligible Employee shall be granted the right to purchase Shares that would exceed the limitation set forth in Section 423(b)(8) of the Code.

In order to satisfy the foregoing limitations, the Committee shall have the right to (i) decrease or suspend a Participant’s payroll deductions, (ii) not apply all or any portion of a Participant’s Stock Purchase Account toward the purchase of Shares, and (iii) repurchase Shares previously purchased by a Participant at the Purchase Price paid by the Participant. To the extent that the Committee exercises its rights under the foregoing sentence, any such method shall be applied on a uniform basis.
     7. Restrictions on Shares. Shares purchased by a Participant shall, for all purposes, be deemed to have been issued at the close of business on the relevant Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Shares. All Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee and may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf. The Committee shall have the authority to determine the restrictions, if any, to which Shares shall be subject (including lock-ups and other transfer restrictions), and may condition the delivery of the Shares upon the execution by the Participant of any agreement providing for such restrictions and/or require that the Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee in order to enforce such restrictions.
     8. Adjustments.
     (a) In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in a manner consistent with such transaction as it may deem equitable, adjust any or all of (i) the limitations on the number of Shares that may be purchased under Sections 6(a) and (b), (ii) the kind of Shares reserved for purchase under the Plan, and (iii) the calculation of the Purchase Price.
     (b) If the Shares shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system in the United States, any Offering hereunder shall thereupon terminate, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him (without interest).
     9. General Provisions.
     (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
     (b) Nonalienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such Shares and such residual balance as may remain in the Participant’s Stock Purchase Account as of the date the Participant’s death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.
     (c) Taxes. The Company or any U.S. Subsidiary shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase or subsequent sale of Shares, and the Committee shall institute such mechanisms as shall insure the collection of such taxes. If Shares acquired with respect to an Offering are sold or otherwise disposed of within two years after the Offering Date or within one year after the Purchase Date, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Committee may impose such procedures as it determines may be necessary to ensure that such notification is made (e.g., by requiring that Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee).
     (d) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, director or other person the right to be retained in the employ or service of the Company or any U.S. Subsidiary, nor shall it interfere in any way with the right of the Company or any U.S. Subsidiary to terminate any Employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.
     (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if (i) such stockholder approval is required by any law or regulation or the rules of any stock exchange or interdealer quotation system on which the Shares may then be listed or quoted, (ii) such action will alter the basic structure of the Plan and results in a material benefit to current or future Participants (other than alterations which benefit the administration of the Plan, are required to conform to changes in legislation, or are necessary to obtain or maintain favorable tax, accounting or regulatory treatment for Participants, the Company or any U.S. Subsidiary), or (iii) the Board, in its

discretion, otherwise determines to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Shares previously purchased by the Participant. Notwithstanding the foregoing, the Committee may adopt amendments to the Plan; provided, that any such amendment does not materially increase the cost of the Plan to the Company. Upon termination of the Plan, any amounts then credited to a Participant’s Stock Purchase Account shall be returned to the Participant (without interest).
     (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
     (g) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.